Exhibit 99.1

McKESSON REPORTS FISCAL 2017 FIRST-QUARTER RESULTS

•	Revenues of $49.7 billion for the first quarter, up 5% year-over-year.

•	First-quarter GAAP earnings per diluted share from continuing operations of $2.88, up 15% year-over-year.

•	Excluding Cost Alignment Plan charges of 2 cents from Adjusted Earnings, first-quarter results per diluted share of $3.53, up 18% on a constant currency basis, year-over-year.

•	Fiscal 2017 Outlook: GAAP earnings per diluted share from continuing operations of $10.70 to $11.60.

•	Fiscal 2017 Outlook: $13.43 to $13.93 per diluted share, which excludes approximately 12 to 15 cents in expected charges to Adjusted Earnings for the Cost Alignment Plan.

SAN FRANCISCO, July 27, 2016 – McKesson Corporation (NYSE:MCK) today reported that revenues for the first quarter ended June 30, 2016 were $49.7 billion, up 5% compared to $47.5 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), first-quarter earnings per diluted share from continuing operations was $2.88 compared to $2.50 a year ago.

First-quarter Adjusted Earnings per diluted share was $3.50, up 11% as compared to $3.14 a year ago. First-quarter results included: a pre-tax gain of $142 million, or 38 cents per diluted share, related to cash receipts representing our share of antitrust settlement proceeds within Distribution Solutions; $37 million, or 16 cents per diluted share, in discrete tax benefits related to the company’s adoption of amended guidance by the Financial Accounting Standards Board on accounting for share-based compensation; and pre-tax charges totaling $9 million, or approximately 2 cents per diluted share, related to the company’s cost alignment plan as disclosed in March 2016 (the “Cost Alignment Plan”). Prior year first-quarter results included: a pre-tax gain of $51 million, or 16 cents per diluted share, related to the sale of the nurse triage business within Technology Solutions; and $59 million, or 15 cents per diluted share, related to antitrust settlement proceeds within Distribution Solutions.

“McKesson’s first-quarter operating results represent a solid start to the fiscal year, consistent with our expectations,” said John H. Hammergren, chairman and chief executive officer.

For the first quarter, McKesson generated cash from operations of $1.9 billion, and ended the quarter with cash and cash equivalents of $4.7 billion. During the quarter, McKesson paid $1.8 billion for acquisitions, $66 million in dividends and had internal capital spending of $114 million.

“We operate businesses that continue to produce strong cash flow results,” continued Hammergren. “Our management team is focused on driving long-term value for our shareholders. We were pleased to have successfully closed several acquisitions during the quarter, further extending our strong track record of value creation through our portfolio approach to capital deployment.”

Segment Results

Distribution Solutions revenues were $49.0 billion for the quarter, up 5% both on a reported basis and on a constant currency basis.

North America pharmaceutical distribution and services revenues of $41.2 billion for the quarter were up 4% on a reported basis and 5% on a constant currency basis, primarily reflecting market growth, acquisitions and our mix of business.

International pharmaceutical distribution and services revenues were $6.3 billion for the quarter, up 8% on a reported basis and 9% on a constant currency basis, driven by acquisitions and market growth.

Medical-Surgical distribution and services revenues were up 2% for the quarter, driven by market growth, partially offset by the prior year sale of the ZEE Medical business in the second quarter of Fiscal 2016.

In the first quarter, Distribution Solutions GAAP operating profit was $928 million and GAAP operating margin was 1.89%. First-quarter adjusted operating profit was $1.1 billion, down 1% from the prior year on a constant currency basis. Adjusted operating margin for the Distribution Solutions segment was 2.29% on a constant currency basis.

Technology Solutions revenues were down 2% on a reported basis and 1% on a constant currency basis in the first quarter, primarily driven by an anticipated year-over-year decline in our hospital software business and the prior year sale of the nurse triage business in the first quarter of Fiscal 2016, partially offset by growth in our other technology businesses.

Technology Solutions GAAP operating profit was $168 million for the first quarter and GAAP operating margin was 23.20%. On a constant currency basis, adjusted operating profit was $179 million for the first quarter and adjusted operating margin was 24.69%.

Fiscal Year 2017 Outlook

McKesson expects GAAP earnings per diluted share between $10.70 to $11.60 for the fiscal year ending March 31, 2017, which includes the following items:

•	Amortization of acquisition-related intangible assets of $1.25 to $1.35 per diluted share;

•	Acquisition expenses and related adjustments of 50 cents to 65 cents per diluted share;

•	LIFO inventory-related charges of 40 cents to 60 cents per diluted share; and

•	Claim and litigation reserve credits of 2 cents per diluted share for average wholesale price litigation matters.

Excluding approximately 12 to 15 cents in expected charges to Adjusted Earnings for the Cost Alignment Plan, McKesson expects $13.43 to $13.93 per diluted share for the fiscal year ending March 31, 2017.

The Fiscal 2017 guidance ranges do not include any potential claim or litigation reserve adjustments, or the impact of any potential new acquisitions and divestitures, and impairments or material restructurings beyond those previously publicly disclosed.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments reflecting changes to the company’s reserves for controlled substance distribution claims and average wholesale price litigation matters, and Last-In-First-Out (“LIFO”) inventory-related adjustments. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Constant Currency

McKesson also presents its financial results on a constant currency basis. The company conducts business worldwide in local currencies, including the Euro, British pound and Canadian dollar. As a result, the comparability of the financial results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. Constant currency information is presented to provide a framework for assessing how the company’s business performed excluding the effect of foreign currency exchange rate fluctuations. The supplemental constant currency information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; fluctuations in foreign currency exchange rates; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition and industry consolidation; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products or services to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities; inability to realize the expected benefits from the company’s restructuring and business process initiatives; difficulties with outsourcing and similar third party relationships; risks associated with the company’s retail expansion; and the company’s inability to keep existing retail store locations or open new retail locations in desirable places. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Conference Call Details

The company has scheduled a conference call for today, Wednesday, July 27th, at 5:00 PM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Craig Mercer, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. The live webcast and supplementary slide presentation for the conference call can be accessed on the company’s Investor Relations website at http://investor.mckesson.com.

A telephonic replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 7441116.

The audio webcast and supplemental slide presentation will be archived on the company’s Investor Relations website after the conclusion of the call. Shareholders are encouraged to review the company’s filings with the Securities and Exchange Commission and the supplementary slide presentation for the conference call, which are located on the company’s website.

About McKesson Corporation

McKesson Corporation, currently ranked 5th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. McKesson partners with payers, hospitals, physician offices, pharmacies, pharmaceutical companies, and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit www.mckesson.com.

###

Contact:

Craig Mercer, 415-983-8391 (Investors and Financial Media)

Craig.Mercer@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended June 30,
	2016	2015	Change
Revenues	$49,733	$47,546	5%
Cost of sales (1)	(46,826)	(44,698)	5

Gross profit	2,907	2,848	2
Operating expenses (2)	(1,935)	(1,917)	1

Operating income	972	931	4
Other income, net	19	13	46
Interest expense	(79)	(89)	(11)

Income from continuing operations before income taxes	912	855	7
Income tax expense (3)	(239)	(256)	(7)

Income from continuing operations after tax	673	599	12
Loss from discontinued operations, net of tax (4)	(113)	(10)	1,030

Net income	560	589	(5)
Net income attributable to noncontrolling interests	(18)	(13)	38

Net income attributable to McKesson Corporation	$542	$576	(6)%

Earnings (loss) per common share attributable to McKesson Corporation (5)
Diluted
Continuing operations	$2.88	$2.50	15%
Discontinued operations	(0.50)	(0.05)	900

Total	$2.38	$2.45	(3)%

Basic
Continuing operations	$2.91	$2.53	15%
Discontinued operations	(0.50)	(0.04)	1,150

Total	$2.41	$2.49	(3)%

Dividends declared per common share	$0.28	$0.24

Weighted average common shares
Diluted	228	235	(3)%
Basic	225	232	(3)

(1)	Fiscal year 2017 and 2016 include pre-tax charges of $47 million and $91 million related to our last-in-first-out (“LIFO”) method of accounting for inventories within our Distribution Solutions segment. Fiscal year 2017 and 2016 include $142 million and $59 million of net cash proceeds representing our share of antitrust legal settlements.
(2)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the sale of our nurse triage business within our Technology Solutions segment.
(3)	Fiscal year 2017 includes a tax benefit of $37 million related to the adoption of the amended accounting guidance on share-based compensation in the first quarter of fiscal year 2017.
(4)	Fiscal year 2017 includes an after-tax loss of $113 million recognized from the sale of our Brazilian pharmaceutical distribution business within our discontinued operations.
(5)	Certain computations may reflect rounding adjustments.

Schedule 2

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended June 30, 2016						Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$2,907	$2	$—	$—	$47	$2,956	2%	1%

Operating expenses	$(1,935)	$113	$46	$(6)	$—	$(1,782)	1%	—%

Other income, net	$19	$—	$4	$—	$—	$23	46%	53%

Income from continuing operations before income taxes	$912	$115	$50	$(6)	$47	$1,118	7%	3%

Income tax expense (2)	$(239)	$(36)	$(12)	$2	$(18)	$(303)	(7)%	(10)%

Income from continuing operations, net of tax, attributable to McKesson Corporation	$655	$79	$38	$(4)	$29	$797	12%	8%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (3)	$2.88	$0.35	$0.17	$(0.02)	$0.12	$3.50 (4)	15%	11%

Diluted weighted average common shares	228	228	228	228	228	228	(3)%	(3)%

	Quarter Ended June 30, 2015
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$2,848	$1	$—	$—	$91	$2,940

Operating expenses (5)	$(1,917)	$110	$29	$—	$—	$(1,778)

Other income, net	$13	$1	$1	$—	$—	$15

Income from continuing operations before income taxes	$855	$112	$30	$—	$91	$1,088

Income tax expense	$(256)	$(35)	$(11)	$—	$(36)	$(338)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$586	$77	$19	$—	$55	$737

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (3)	$2.50	$0.32	$0.08	$—	$0.24	$3.14

Diluted weighted average common shares	235	235	235	—	235	235

(1)	Distribution Solutions segment results for fiscal year 2017 and 2016 include $142 million and $59 million of net cash proceeds representing our share of antitrust legal settlements.
(2)	Fiscal year 2017 includes a tax benefit of $37 million related to the adoption of the amended accounting guidance on share-based compensation in the first quarter of fiscal year 2017.
(3)	Certain computations may reflect rounding adjustments.
(4)	Adjusted Earnings per share on a Constant Currency basis for the first quarter of fiscal year 2017 was $3.51 per diluted share, which excludes the foreign currency exchange effect of $0.01 per diluted share.
(5)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the sale of our nurse triage business within our Technology Solutions segment.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended June 30, 2016			Quarter Ended June 30, 2015			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$41,211	$—	$41,211	$39,532	$—	$39,532	$113	$41,324	$113	$41,324	4%		4%		5%		5%
International pharmaceutical distribution & services	6,330	—	6,330	5,838	—	5,838	35	6,365	35	6,365	8		8		9		9
Medical-Surgical distribution & services	1,468	—	1,468	1,440	—	1,440	—	1,468	—	1,468	2		2		2		2
Total Distribution Solutions	49,009	—	49,009	46,810	—	46,810	148	49,157	148	49,157	5		5		5		5
Technology Solutions - Products and Services	724	—	724	736	—	736	1	725	1	725	(2)		(2)		(1)		(1)
Revenues	$49,733	$—	$49,733	$47,546	$—	$47,546	$149	$49,882	$149	$49,882	5%		5%		5%		5%
GROSS PROFIT
Distribution Solutions (1)	$2,513	$47	$2,560	$2,493	$91	$2,584	$26	$2,539	$25	$2,585	1%		(1)%		2%		—%
Technology Solutions	394	2	396	355	1	356	(1)	393	(1)	395	11		11		11		11
Gross profit	$2,907	$49	$2,956	$2,848	$92	$2,940	$25	$2,932	$24	$2,980	2%		1%		3%		1%
OPERATING EXPENSES
Distribution Solutions	$(1,599)	$140	$(1,459)	$(1,592)	$130	$(1,462)	$(21)	$(1,620)	$(19)	$(1,478)	—%		—%		2%		1%
Technology Solutions (2)	(226)	11	(215)	(198)	8	(190)	(1)	(227)	(1)	(216)	14		13		15		14
Corporate	(110)	2	(108)	(127)	1	(126)	—	(110)	1	(107)	(13)		(14)		(13)		(15)
Operating expenses	$(1,935)	$153	$(1,782)	$(1,917)	$139	$(1,778)	$(22)	$(1,957)	$(19)	$(1,801)	1%		—%		2%		1%
OTHER INCOME, NET
Distribution Solutions	$14	$4	$18	$9	$2	$11	$—	$14	$—	$18	56%		64%		56%		64%
Technology Solutions	—	—	—	1	—	1	—	—	—	—	(100)		(100)		(100)		(100)
Corporate	5	—	5	3	—	3	—	5	—	5	67		67		67		67
Other income, net	$19	$4	$23	$13	$2	$15	$—	$19	$—	$23	46%		53%		46%		53%
OPERATING PROFIT
Distribution Solutions (1)	$928	$191	$1,119	$910	$223	$1,133	$5	$933	$6	$1,125	2%		(1)%		3%		(1)%
Technology Solutions (2)	168	13	181	158	9	167	(2)	166	(2)	179	6		8		5		7
Operating profit	1,096	204	1,300	1,068	232	1,300	3	1,099	4	1,304	3		—		3		—
Corporate	(105)	2	(103)	(124)	1	(123)	—	(105)	1	(102)	(15)		(16)		(15)		(17)
Income from continuing operations before interest expense and income taxes	$991	$206	$1,197	$944	$233	$1,177	$3	$994	$5	$1,202	5%		2%		5%		2%
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.89%		2.28%	1.94%		2.42%		1.90%		2.29%	(5	) bp	(14	) bp	(4	) bp	(13	) bp
Technology Solutions	23.20		25.00	21.47		22.69		22.90		24.69	173		231		143		200

(1)	Fiscal year 2017 and 2016 include $142 million and $59 million of net cash proceeds representing our share of antitrust legal settlements.
(2)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the sale of our nurse triage business.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended June 30, 2016				Quarter Ended June 30, 2015
	Distribution Solutions	Technology Solutions	Corporate	Total	Distribution Solutions	Technology Solutions	Corporate	Total
As Reported (GAAP):
Revenues	$49,009	$724	$—	$49,733	$46,810	$736	$—	$47,546

Income from continuing operations before interest expense and income taxes (1)(2)	$928	$168	$(105)	$991	$910	$158	$(124)	$944

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles	$106	$9	$—	$115	$103	$9	$—	$112
Acquisition expenses and related adjustments	44	4	2	50	29	—	1	30
Claim and litigation reserve adjustments	(6)	—	—	(6)	—	—	—	—
LIFO-related adjustments	47	—	—	47	91	—	—	91

Total pre-tax adjustments	$191	$13	$2	$206	$223	$9	$1	$233

Adjusted Earnings (Non-GAAP):
Revenues	$49,009	$724	$—	$49,733	$46,810	$736	$—	$47,546

Income from continuing operations before interest expense and income taxes (1)(2)	$1,119	$181	$(103)	$1,197	$1,133	$167	$(123)	$1,177

(1)	Fiscal year 2017 and 2016 include $142 million and $59 million of net cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.
(2)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the sale of our nurse triage business within our Technology Solutions segment.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	June 30,	March 31,
	2016	2016
ASSETS
Current Assets
Cash and cash equivalents	$4,659	$4,048
Receivables, net	18,334	17,980
Inventories, net	15,500	15,335
Prepaid expenses and other	545	1,072

Total Current Assets	39,038	38,435
Property, Plant and Equipment, Net	2,430	2,278
Goodwill	11,127	9,786
Intangible Assets, Net	3,143	3,021
Other Noncurrent Assets	2,166	3,003

Total Assets	$57,904	$56,523

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$30,424	$28,585
Deferred revenue	820	919
Current portion of long-term debt	2,168	1,610
Other accrued liabilities	3,162	3,955

Total Current Liabilities	36,574	35,069
Long-Term Debt	5,942	6,497
Long-Term Deferred Tax Liabilities	2,789	2,734
Other Noncurrent Liabilities	1,768	1,809

Redeemable Noncontrolling Interests	1,340	1,406

McKesson Corporation Stockholders’ Equity	9,249	8,924
Noncontrolling Interests	242	84

Total Equity	9,491	9,008

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$57,904	$56,523

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Quarter Ended June 30,
	2016	2015
OPERATING ACTIVITIES
Net income	$560	$589
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	242	229
Other deferred taxes	31	23
LIFO charges	47	91
Loss (gain) from sales of businesses	113	(51)
Other non-cash items	29	20
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(300)	(749)
Inventories	(121)	(635)
Drafts and accounts payable	1,549	1,003
Deferred revenue	(113)	(126)
Taxes	95	205
Other	(273)	(145)

Net cash provided by operating activities	1,859	454

INVESTING ACTIVITIES
Property acquisitions	(76)	(77)
Capitalized software expenditures	(38)	(43)
Acquisitions, net of cash and cash equivalents acquired	(1,819)	(6)
Proceeds from/(payment for) sale of businesses, net	(101)	84
Restricted cash for acquisitions	935	18
Other	(55)	7

Net cash used in investing activities	(1,154)	(17)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	7	531
Repayments of short-term borrowings	(14)	(534)
Repayments of long-term debt	(1)	(96)
Common stock transactions:
Issuances	36	38
Share repurchases, including shares surrendered for tax withholding	(58)	(105)
Dividends paid	(66)	(59)
Other	14	22

Net cash used in financing activities	(82)	(203)

Effect of exchange rate changes on cash and cash equivalents	(12)	60

Net increase in cash and cash equivalents	611	294
Cash and cash equivalents at beginning of period	4,048	5,341

Cash and cash equivalents at end of period	$4,659	$5,635

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following non-GAAP measures in this press release. The Company believes the presentation of non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

•	Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments and Last-In-First-Out (“LIFO”) inventory-related adjustments, as well as the related income tax effects. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspect of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles - Amortization expense of acquired intangible assets purchased in connection with business acquisitions by the Company.

Acquisition expenses and related adjustments - Transaction and integration expenses that are directly related to business acquisitions and the proposed Healthcare Technology net asset exchange by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts, and gains or losses on business combinations.

Claim and litigation reserve adjustments - Adjustments to the Company’s reserves, including accrued interest, for estimated probable losses for its Controlled Substance Distribution Claims and the Average Wholesale Price litigation matters, as such terms are defined in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

LIFO-related adjustments - Last-In-First-Out (“LIFO”) inventory-related adjustments.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•	Constant Currency (Non-GAAP): To present our financial results on a constant currency basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on a constant currency basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental constant currency information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

The Company internally uses non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its business worldwide in local currencies, including Euro, British pound and Canadian dollar. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present constant currency information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. Nonetheless, non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.